                                                                  EXHIBIT 23.2.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form SB-2 (Registration No. 333-51781) of our report, which includes an explanatory paragraph related to substantial doubt about the Company's ability to continue as a going concern, dated June 23, 1998, on our audit of the balance sheet of U.S. OnLine Communications, Inc. We also consent to the reference to our firm under the caption "Experts".



COOPERS & LYBRAND L.L.P.



Austin, Texas


June 25, 1998